Exhibit 99.1

Renaissance Learning® Declares Quarterly Cash Dividend

WISCONSIN RAPIDS, Wis., – April 21, 2004 – Renaissance Learning®, Inc. (Nasdaq: RLRN), a leading provider of learning information systems and school improvement programs for pre-K-12 schools, announced that its Board of Directors today declared a quarterly cash dividend of $.04 per share, payable June 1, 2004 to shareholders of record as of May 14, 2004.

Renaissance Learning, Inc., is a leading provider of learning information systems that help teachers, principals, and superintendents improve student achievement in reading, writing, math, and standards in grades pre-K-12. Adopted by 66,000 schools, Renaissance information technology products are among the most popular in schools nationwide, including Accelerated Reader®, Accelerated Math®, Accelerated Writer®, Fluent Reader™, and STAR Early Literacy®. Over 500,000 educators have received Renaissance training. The Company also provides electronic assessment products and services to educational publishers and sells enterprise software for training and knowledge management. Renaissance Learning has six U.S. locations and subsidiaries in Australia, Canada, India, and the United Kingdom.